                                                                    Exhibit 99.1

(DELPHI FINANCIAL GROUP, INC. LOGO)                    1105 North Market Street
                                                              Suite 1230
PRESS RELEASE                                         Wilmington, Delaware 19801
                                                           www.delphifin.com

                                                      For Immediate Release
                                                      2/8/06

Contact: Bernard J. Kilkelly
         Vice President, Investor Relations
Phone: 212-303-4349
E-mail: bernie-kilkelly@dlfi.com

             DELPHI FINANCIAL ANNOUNCES FOURTH QUARTER 2005 RESULTS

Wilmington, Delaware - February 8, 2006 - Delphi Financial Group, Inc. (NYSE:
DFG) announced today that net income per share in the fourth quarter of 2005 was $0.87, compared to $1.01 in the fourth quarter of 2004. Net income for the same periods was $29.2 million and $33.6 million, respectively. After-tax realized investment gains in the fourth quarter of 2005 were $0.3 million or $0.01 per share, compared with $4.5 million or $0.13 per share in the prior year's quarter.

Delphi reported the results of its non-core property reinsurance business, which it exited in the fourth quarter of 2005, as discontinued operations. Operating earnings(1) per share in the fourth quarter of 2005 were $0.99 (which excludes losses from discontinued operations of $0.13), compared with operating earnings per share of $0.86 (which excludes income from discontinued operations of $0.02) in the fourth quarter of 2004. In the fourth quarter of 2004, net income and operating earnings benefited from a release of federal income tax reserves of approximately $0.06 per share.

Robert Rosenkranz, Chairman and Chief Executive Officer, commented, "Delphi's fourth quarter operating earnings per share including both continuing and discontinued operations were $0.86, which is above the $0.81 to $0.85 range of guidance we provided on November 30, 2005 when we announced the expected impact of Hurricane Wilma. This reflects excellent results in our core insurance businesses and strong investment performance in the quarter. We are continuing to benefit from improved profitability in group long-term disability at Reliance Standard Life and an ongoing hard market for excess workers' compensation at Safety National."

Mr. Rosenkranz added, "Setting aside discontinued operations and one-time tax benefits, our operating earnings per share grew 13.5% in 2005 and at a compounded rate of 13.9% percent over the past three years. Based on our positive momentum and ability to capitalize on continued favorable market trends, we remain confident in our outlook for strong earnings growth in 2006."

For full-year 2005, net income per share was $3.38 compared to $3.75 in 2004. Net income for the same periods was $113.3 million and $123.5 million, respectively. After-tax realized investment gains in 2005 were $5.9 million or $0.17 per share, compared with $10.0 million or $0.30 per share in 2004. Operating earnings per share in 2005 were $3.61 (which excludes $0.40 in losses from discontinued operations), compared with $3.38 (which excludes $0.07 in income from discontinued operations) in 2004. Net income and operating earnings in 2004 benefited from a release of federal income tax reserves of approximately $0.20 per share.

DELHI FINANCIAL REPORTS FOURTH QUARTER 2005 RESULTS                       Page 2


Core group employee benefit premiums in the fourth quarter of 2005 grew 18% from the fourth quarter a year ago, reaching a record $244.0 million. This growth was driven by a 30% increase in group disability premiums at Delphi's Reliance Standard Life subsidiary and an 18% increase in premiums from excess workers' compensation insurance for self-insured employers, the leading product of Delphi's Safety National subsidiary. The combined ratio in group employee benefits insurance in the fourth quarter of 2005 was 93.7%, compared with 95.6% in the fourth quarter of 2004, which was restated to exclude discontinued operations. For the full year, the combined ratio in group employee benefits insurance was 94.1%, compared with 95.0% in 2004, which was restated to exclude discontinued operations.

Delphi's net investment income in the fourth quarter of 2005 was $61.3 million, a gain of 15% over the fourth quarter of 2004, driven by strong growth in invested assets and higher investment yields. Invested assets at December 31, 2005 were $3.9 billion compared to $3.5 billion at December 31, 2004. The pre-tax equivalent yield on the Company's investment portfolio in the fourth quarter of 2005 was 6.6% compared to 6.3% for the fourth quarter of 2004. Delphi's book value per share before accumulated other comprehensive income(2) at December 31, 2005 was $30.89, an increase of 11% from $27.73 at December 31, 2004.

On February 9, 2006 at 12:00 PM (Eastern time), Delphi will broadcast the Company's fourth quarter 2005 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi's website for one week beginning at approximately 2:00 PM (Eastern time) on February 9, 2006. Investors can also download Delphi's fourth quarter 2005 statistical supplement from the Company's website at www.delphifin.com.

In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as "expects," "believes," "anticipates," "intends," "judgment," "outlook" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

DELHI FINANCIAL REPORTS FOURTH QUARTER 2005 RESULTS                       Page 3


Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers' compensation for self-insured employers, travel accident and dental. Delphi's asset accumulation business emphasizes individual fixed annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

(1) Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, as applicable. After-tax net realized investment gains were $0.3 million and $4.5 million, or $0.01 per share and $0.13 per share, for the fourth quarter of 2005 and 2004, respectively, and $5.9 million and $10.0 million, or $0.17 per share and $0.30 per share, for the years ended 2005 and 2004, respectively. The Company believes that because realized investment gains and losses and discontinued operations arise from events that, to a significant extent, are within management's discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company's operating trends. Investment gains or losses may be realized based on management's decision to dispose of an investment, and investment losses may be realized based on management's judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management's decision to exit or sell a particular business. Thus, realized investment gains and losses and results from discontinued operations are not reflective of the Company's ongoing earnings capacity, and trends in the earnings of the Company's underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company's overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies' financial statements.

(2) Diluted book value per share before accumulated other comprehensive income, which is a non-GAAP financial measure, is based on shareholders' equity excluding the effect of accumulated other comprehensive income. The Company believes that, because accumulated other comprehensive income fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP, this non-GAAP measure is useful in analyzing the Company's operating trends.

                                -tables attached-

                          DELPHI FINANCIAL GROUP, INC.
                           NON-GAAP FINANCIAL MEASURES
                             RECONCILIATION TO GAAP
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  Three Months Ended                Twelve Months Ended
                                                              -----------------------------  -------------------------------
                                                                12/31/05         12/31/04      12/31/05         12/31/04
                                                              -------------   -------------  --------------   --------------
INCOME STATEMENT DATA

OPERATING EARNINGS (NON-GAAP MEASURE)                         $      33,304   $      28,346  $      120,832   $      111,351
      Net realized investment gains, net of taxes                       305           4,462           5,852           10,049
                                                              -------------   -------------  --------------   --------------
           Income from continuing operations                         33,609          32,808         126,684          121,400
      Discontinued operations, net of taxes                          (4,391)            802         (13,350)           2,143
                                                              -------------   -------------  --------------   --------------
NET INCOME (GAAP MEASURE)                                     $      29,218   $      33,610  $      113,334   $      123,543
                                                              =============   =============  ==============   ==============

DILUTED RESULTS PER SHARE OF COMMON STOCK:

      OPERATING EARNINGS (NON-GAAP MEASURE)                   $        0.99   $        0.86  $         3.61   $         3.38
           Net realized investment gains, net of taxes                 0.01            0.13            0.17             0.30
                                                              -------------   -------------  --------------   --------------
               Income from continuing operations                       1.00            0.99            3.78             3.68
           Discontinued operations, net of taxes                      (0.13)           0.02           (0.40)            0.07
                                                              -------------   -------------  --------------   --------------
      NET INCOME (GAAP MEASURE)                               $        0.87   $        1.01  $         3.38   $         3.75
                                                              =============   =============  ==============   ==============
                                                                                                12/31/05          12/31/04
                                                                                             --------------   --------------
BALANCE SHEET DATA

SHAREHOLDERS' EQUITY, EXCLUDING ACCUMULATED OTHER
      COMPREHENSIVE INCOME                                                                   $   1,012,775    $      882,477
      Add:  Accumulated other comprehensive income                                                  20,264            57,371
                                                                                             --------------   --------------
SHAREHOLDERS' EQUITY (GAAP MEASURE)                                                          $   1,033,039    $      939,848
                                                                                             ==============   ==============

DILUTED BOOK VALUE PER SHARE OF COMMON STOCK, EXCLUDING
      ACCUMULATED OTHER COMPREHENSIVE INCOME (NON-GAAP MEASURE)                              $       30.89    $        27.73
      Add:  Accumulated other comprehensive income                                                    0.57              1.63
                                                                                             --------------   --------------
DILUTED BOOK VALUE PER SHARE OF COMMON STOCK (GAAP MEASURE)                                  $       31.46    $        29.36
                                                                                             ==============   ==============

----------
Please see note 1 of the press release for a discussion regarding the usefulness of the non-GAAP financial measure "operating earnings." The Company believes that the non-GAAP financial measure "diluted book value per share excluding accumulated other comprehensive income" provides useful supplemental information because accumulated other comprehensive income fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP.

NOTE: Prior period results have been reclassified for discontinued operations attributable to assumed property reinsurance.

See Footnote A of the Income Statement regarding the fourth quarter and the full year of 2004.

                          DELPHI FINANCIAL GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Three Months Ended                Twelve Months Ended
                                                               -------------------------------  -------------------------------
                                                                  12/31/05         12/31/04       12/31/05          12/31/04
                                                               --------------   --------------  --------------   --------------
Revenue:
      Premium and fee income                                   $      257,608   $      216,672  $      990,211   $      828,077
      Net investment income                                            61,276           53,208         223,569          202,444
      Net realized investment gains                                       469            6,865           9,003           15,460
                                                               --------------   --------------  --------------   --------------
                                                                      319,353          276,745       1,222,783        1,045,981
                                                               --------------   --------------  --------------   --------------
Benefits and expenses:
      Benefits, claims and interest credited to policyholders         184,050          161,888         725,207          614,488
      Commissions and expenses                                         81,502           65,839         293,555          248,563
                                                               --------------   --------------  --------------   --------------
                                                                      265,552          227,727       1,018,762          863,051
                                                               --------------   --------------  --------------   --------------

           Operating income                                            53,801           49,018         204,021          182,930

Interest expense:
      Corporate debt                                                    3,895            3,581          15,607           14,040
      Junior subordinated deferrable interest debentures                1,256            1,151           4,855            4,486
Income tax expense (A)                                                 15,041           11,478          56,875           43,004
                                                               --------------   --------------  --------------   --------------

           Income from continuing operations                           33,609           32,808         126,684          121,400

Discontinued operations, net of taxes                                  (4,391)             802         (13,350)           2,143
                                                               --------------   --------------  --------------   --------------

           Net income                                          $       29,218   $       33,610  $      113,334   $      123,543
                                                               ==============   ==============  ==============   ==============

Basic results per share of common stock:
      Income from continuing operations                        $         1.02   $         1.02  $         3.88   $         3.80
      Discontinued operations                                           (0.13)            0.03           (0.41)            0.07
      Net income                                                         0.88             1.05            3.47             3.87
      Weighted average shares outstanding                              33,051           32,158          32,672           31,952

Diluted results per share of common stock:
      Income from continuing operations                        $         1.00   $         0.99  $         3.78   $         3.68
      Discontinued operations                                           (0.13)            0.02           (0.40)            0.07
      Net income                                                         0.87             1.01            3.38             3.75
      Weighted average shares outstanding                              33,772           33,128          33,511           32,941

Dividends paid per share of common stock                       $         0.09   $         0.08  $         0.36   $         0.32

----------
NOTE: Prior period results have been reclassified for discontinued operations attributable to assumed property reinsurance.

(A) Results in the fourth quarter and full year of 2004 included a release of federal income tax reserves of approximately $2.0 million ($0.06 per diluted share) and $6.6 million ($0.20 per diluted share), respectively.

                          DELPHI FINANCIAL GROUP, INC.
                     SUMMARIZED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)

                                                                               12/31/05         12/31/04
                                                                             --------------   --------------
Assets:
        Investments:
             Fixed maturity securities, available for sale                   $    3,244,764   $    3,049,013
             Short-term investments                                                  94,308           95,761
             Other investments                                                      573,532          396,302
                                                                             --------------   --------------
                                                                                  3,912,604        3,541,076

        Cash                                                                         28,493           24,324
        Cost of business acquired                                                   248,138          212,549
        Reinsurance receivables                                                     413,113          428,707
        Goodwill                                                                     93,929           93,929
        Securities lending collateral                                               244,821          236,900
        Other assets                                                                235,644          203,777
        Assets held in separate account                                              99,428           88,205
                                                                             --------------   --------------

                 Total assets                                                $    5,276,170   $    4,829,467
                                                                             ==============   ==============

Liabilities and Shareholders' Equity:
        Policy liabilities and accruals                                      $    1,862,872   $    1,663,903
        Policyholder account balances                                             1,039,610        1,024,577
        Corporate debt                                                              234,750          157,750
        Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities
             issued by unconsolidated subsidiaries                                   59,762           59,762
        Securities lending payable                                                  244,821          236,900
        Other liabilities and policyholder funds                                    701,888          658,522
        Liabilities related to separate account                                      99,428           88,205
                                                                             --------------   --------------

                 Total liabilities                                                4,243,131        3,889,619

Shareholders' equity:
        Class A Common Stock                                                            313              304
        Class B Common Stock                                                             39               39
        Additional paid-in capital                                                  442,531          406,908
        Accumulated other comprehensive income                                       20,264           57,371
        Retained earnings                                                           636,285          534,540
        Treasury stock, at cost                                                     (66,393)         (59,314)
                                                                             --------------   --------------
                                                                                  1,033,039          939,848
                                                                             --------------   --------------
                 Total liabilities and shareholders' equity                  $    5,276,170   $    4,829,467
                                                                             ==============   ==============

                          DELPHI FINANCIAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited; in thousands)

                                                                                        12/31/05       12/31/04      12/31/03
                                                                                       -----------   -----------   -----------
Operating activities:
        Net income                                                                     $   113,334   $   123,543   $    98,916
        Adjustments to reconcile net income to net cash provided
                   by operating activities:
              Change in policy liabilities and policyholder accounts                       227,188       201,571       177,282
              Net change in reinsurance receivables and payables                            13,818       (16,568)      (21,336)
              Amortization, principally the cost of business acquired and investments       62,014        49,325        41,184
              Deferred costs of business acquired                                          (89,601)      (84,627)      (76,836)
              Net realized gains on investments                                             (9,003)      (15,460)      (12,724)
              Net change in federal income tax liability                                    16,924        24,057        20,720
              Other                                                                        (25,274)      (17,746)       10,289
                                                                                       -----------   -----------   -----------
                   Net cash provided by operating activities                               309,400       264,095       237,495
                                                                                       -----------   -----------   -----------

Investing activities:
        Purchases of investments and loans made                                         (1,946,034)   (1,881,235)   (1,845,331)
        Sales of investments and receipts from repayment of loans                        1,408,018     1,390,290     1,372,088
        Maturities of investments                                                          180,292       211,483       147,428
        Net change in short-term investments                                                 1,484        18,991        90,373
        Change in deposit in separate account                                               (5,876)       (5,090)       (3,128)
                                                                                       -----------   -----------   -----------
                   Net cash used by investing activities                                  (362,116)     (265,561)     (238,570)
                                                                                       -----------   -----------   -----------

Financing activities:
        Deposits to policyholder accounts                                                  102,708       140,173       106,986
        Withdrawals from policyholder accounts                                            (101,701)      (88,251)      (88,081)
        Proceeds from issuance of 2003 Senior Notes                                             --            --       139,222
        Borrowings under revolving credit facility                                          88,000        38,000        34,000
        Principal payments under revolving credit facility                                 (11,000)      (24,000)      (71,000)
        Repayments or repurchase of other corporate debt                                        --            --       (81,150)
        Proceeds from issuance of 2003 Capital Securities                                       --            --        19,399
        Change in liability for Federal Home Loan Bank advances                            (30,000)      (65,000)      (57,000)
        Other financing activities                                                           8,878         6,135       (10,237)
                                                                                       -----------   -----------   -----------
                   Net cash provided (used) by financing activities                         56,885         7,057        (7,861)
                                                                                       -----------   -----------   -----------

Increase (decrease) in cash                                                                  4,169         5,591        (8,936)
Cash at beginning of period                                                                 24,324        18,733        27,669
                                                                                       -----------   -----------   -----------
                   Cash at end of period                                               $    28,493   $    24,324   $    18,733
                                                                                       ===========   ===========   ===========